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                                                                       EXHIBIT 5


                               September 13, 2000


Patterson Dental Company
1031 Mendota Heights Road
St. Paul, Minnesota  55120

     Re:  Patterson Dental Company
          Registration Statement on Form S-8
          Employee Stock Purchase Plan

Ladies and Gentlemen:

     In connection with the registration on Form S-8 under the Securities Act of 700,000 additional shares of common stock to be issued under the Patterson Dental Company Employee Stock Purchase Plan, I have examined such documents and have reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion and, based thereon, I advise you that, in my opinion, when such shares have been issued and sold pursuant to the applicable provisions of the plan and in accordance with the registration statement, such shares will be validly issued, fully paid and nonassessable shares of Paterson Dental Company's common stock.

     I hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                             Very truly yours,


                                             /s/ Matthew L.Levitt
                                             -----------------------------------
                                             Matthew L. Levitt
                                             Secretary and General Counsel
                                             Patterson Dental Company